Terex Announces First Quarter 2022 Financial Results Conference Call

NORWALK, CT, April 7, 2022 - Terex Corporation (NYSE: TEX) will host a conference call to review its first quarter 2022 financial results on Friday, April 29, 2022 at 8:30 a.m. Eastern Time. John L. Garrison, Jr., Chairman and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call.

The Company’s financial results will be issued and available at https://investors.terex.com after the market close on Thursday, April 28, 2022.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com.

About Terex:
Terex is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. Terex products and solutions enable customers to reduce their environmental impact including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Contact Information:
Terex Corporation
Randy Wilson
Director, Investor Relations & Corporate Treasury
(203) 221-5415
randy.wilson@terex.com

Source: Terex Corporation